UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2017 (September 14, 2017)

QUINTILES IMS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35907	27-1341991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4820 Emperor Blvd., Durham, North Carolina 27703

and

83 Wooster Heights Road, Danbury, Connecticut 06810

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (919) 998-2000 and (203) 448-4600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Notes Offering and Notes Indenture

On September 14, 2017, Quintiles IMS Incorporated (the “Issuer”), a wholly owned subsidiary of Quintiles IMS Holdings, Inc. (the “Company”), completed the issuance and sale of €420 million in gross proceeds of the Issuer’s 2.875% Senior Notes due 2025 (the “Notes”). The Notes were issued pursuant to an Indenture, dated September 14, 2017, among the Issuer, U.S. Bank National Association, as trustee of the Notes, and certain subsidiaries of the Issuer as guarantors.

The net proceeds from the notes offering, together with proceeds from the Amendment (as defined below), will be used to refinance certain indebtedness of the Issuer, including the redemption of the Issuer’s outstanding 4.125% euro-denominated senior notes due 2023 (the “4.125% Notes”), to pay down the Issuer’s revolving credit facility, to pay fees and expenses related to the notes offering and the Amendment and for other general corporate purposes, which may include share repurchases and acquisitions. On September 11, 2017, the Issuer issued a conditional notice of redemption with respect to the 4.125% Notes, for a total redemption price equal to the sum of the principal amount of the 4.125% Notes, accrued and unpaid interest on the 4.125% Notes to the redemption date and a make-whole premium. The Issuer’s obligations with respect to the 4.125% Notes were discharged on September 14, 2017.

The Notes are unsecured obligations of the Issuer, will mature on September 15, 2025 and will bear interest at the rate of 2.875% per year, with interest payable semi-annually on March 15 and September 15 of each year, beginning on March 15, 2018. The Issuer may redeem the Notes prior to their final stated maturity, subject to a customary make-whole premium at any time prior to September 15, 2020 (subject to a customary “equity claw” redemption right) and thereafter subject to a redemption premium declining from 1.438% to 0%.

The foregoing description of the Notes is qualified in its entirety by reference to the indenture relating thereto, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Secondary Offering and Repurchase

On September 14, 2017, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC (the “Underwriter”) and certain selling stockholders named therein (the “Selling Stockholders”) relating to an underwritten offering of 9,000,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), at a public offering price of $95.25 per share. The Underwriter or one of its affiliates also acted as an initial purchaser with respect to the Notes. Also pursuant to the Underwriting Agreement, the Company purchased from the Underwriter 4,000,000 shares of the Common Stock that were sold in the offering, at a per share purchase price equal to the per share purchase price paid by the Underwriter to the Selling Stockholders, resulting in an aggregate purchase price of approximately $379.5 million (the “Repurchase”). The Repurchase was funded with cash on hand and borrowings from the Company’s revolving credit facility.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company and also provides for customary indemnification by each of the Company, the Selling Stockholders and the Underwriter against certain liabilities and customary contribution provisions in respect of those liabilities.

The sale of the Common Stock by the Selling Stockholders was made pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-218209), including a final prospectus supplement dated September 14, 2017 to the prospectus contained therein dated May 24, 2017, filed by the Company with the Securities and Exchange Commission pursuant to Rule 424(b)(7) under the Securities Act of 1933, as amended. The sale of the Common Stock closed on September 19, 2017.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to Credit Facility

On September 18, 2017, the Issuer entered into an amendment to its senior secured credit facility (the “Amendment”) to provide for an incremental term B loan of $750 million and an increase in restricted payment capacity, specifically an increase to the total net leverage ratio conditions for unlimited restricted investments from 4.25-to-1.00 to 4.50-to-1.00 and for dividends and distributions from 4.00-to-1.00 to 4.50-to-1.00. The new term B loans will bear interest at a floating rate, which in the case of the LIBOR loans will be LIBOR plus 2.00% per annum. The new term B loans will mature in 2025.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

See the Exhibit List attached hereto.

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 14, 2017, among Quintiles IMS Holdings, Inc., certain stockholders named therein, and Goldman Sachs & Co. LLC.

4.1	Indenture, dated September 14, 2017, among Quintiles IMS Incorporated, as Issuer, U.S. Bank National Association, as trustee of the Notes and certain subsidiaries of the Issuer as guarantors.

5.1	Opinion of Bryan Cave LLP.

10.1	Amendment No. 2 to Fourth Amended and Restated Credit Agreement, dated as of September 18, 2017, by and among Quintiles IMS Incorporated, Quintiles IMS Holdings, Inc., the Guarantors party thereto, Bank of America, N.A., as administrative agent and collateral agent, the Lenders party thereto and the Incremental Term B-2 Dollar Lenders party thereto.

23.1	Consent of Bryan Cave LLP (included as part of Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quintiles IMS Holdings, Inc.

By:	/s/ James H. Erlinger III
Name:	James H. Erlinger III
Title:	Executive Vice President, General Counsel and Secretary

Date: September 19, 2017